NEWS BULLETIN RE: CLAIRE’S STORES, INC.
3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900
CLAIRE’S STORES, INC. ANNOUNCES AGREEMENT TO BE
ACQUIRED BY APOLLO MANAGEMENT, L.P. FOR
APPROXIMATELY $3.1 BILLION OR $33 PER SHARE
PEMBROKE PINES, FL., March 20, 2007. Claire’s Stores, Inc. (NYSE:CLE), a leading international specialty retailer offering value priced costume jewelry and accessories, announced today that it has entered into a definitive agreement to be acquired by an affiliate of Apollo Management, L.P., a New York based private equity firm.
Under the terms of the agreement, Claire’s Stores, Inc. shareholders will receive $33 in cash for each share of Claire’s Stores, Inc. common stock or Class A common stock that they hold, which represents a transaction value of approximately $3.1 billion.
Claire’s Co-Chairmen and Co-CEO’s Bonnie Schaefer and Marla Schaefer in a joint statement noted that, “The decision to sell the company that our father founded was reached after an enormous amount of soul searching over time and brings our strategic review to a successful conclusion. After reviewing the final bids, our Board of Directors unanimously concluded, after in-depth consideration, that this transaction with Apollo is in the best interests of our shareholders. We also believe that a partnership with Apollo will create an abundance of opportunities to leverage the strong U.S. brand that we have created over the years and to continue its evolution into an even stronger global brand. Apollo’s desire to add Claire’s to its portfolio serves as a testament to our solid business model, our unrivaled niche and the talent of our people.”
Peter Copses, a Senior Partner at Apollo, said, “We are extremely pleased to be acquiring this premier specialty retailer. We look forward to partnering with Claire’s management team and employees, who have done an outstanding job creating a market leader, to build on the many strengths of the Company. We believe that the increased flexibility available to a private company will enable Claire’s to capitalize on the many opportunities before it, both here and abroad. We have a long track record of successful investment in the retail industry and are firmly committed to Claire’s continued growth as a highly successful global specialty retailer.”
The Schaefer family, which owns a significant percentage of the voting power of the equity of Claire’s Stores, Inc., has entered into a separate agreement to vote its shares in favor of the merger.
Completion of the transaction is subject to customary closing conditions, including regulatory review and the approval of the transaction by Claire’s Stores, Inc.’s shareholders.
Goldman, Sachs & Co. acted as the financial advisor to Claire’s Stores, Inc. in connection with the strategic review and transaction. In addition, Peter J. Solomon Company provided a fairness opinion to the Board of Directors of Claire’s Stores, Inc. in connection with the transaction.

Simpson Thacher & Bartlett LLP acted as legal advisor to Claire’s Stores, Inc. in connection with the transaction. Tri-Artisan Parters acted as financial advisor to Apollo with respect to certain matters, Morgan, Lewis & Bockius acted as Apollo’s legal advisor and Bear Stearns, Credit Suisse and Lehman Brothers will be providing financing to Apollo in connection with this transaction.
About Claire’s Stores, Inc.:
Claire’s Stores, Inc. is a leading international specialty retailer offering value-priced costume jewelry and accessories to fashion-aware tweens, teens and young adult females through its two store concepts: Claire’s and Icing by Claire’s. While the latter operates only in North America, Claire’s operates internationally. As of March 3, 2007, Claire’s Stores, Inc. operated approximately 3,000 stores in the United States, Canada, Puerto Rico, the Virgin Islands, the United Kingdom, Ireland, France, Switzerland, Austria, Germany, Spain, Portugal, Holland and Belgium. Claire’s Stores, Inc. operates through its subsidiary, Claire’s Nippon, Co., Ltd., approximately 195 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. (fka JUSCO, Co. Ltd.), a $40 billion specialty retailer headquartered in Japan. The Company also licenses approximately 120 stores in the Middle East and Turkey under a licensing and merchandising agreement with Al Shaya Co., Ltd. and eight stores in South Africa under similar agreements with The House of Busby Limited.
About Apollo Management, L.P.:
Apollo Management is a private investment partnership that manages a pool of investment capital on behalf of a group of institutional investors and the principals of Apollo. Since its inception in 1990, Apollo has invested in excess of $16 billion of equity capital in companies representing a wide variety of industries, both in the U.S. and internationally. Apollo is currently in the process of investing its sixth corporate fund, Apollo Investment Fund VI, L.P., which, with its related affiliates, has committed capital of approximately $12 billion. In addition, Apollo has had several highly successful partnerships with management teams operating retail and consumer-oriented businesses in the past, including investments in Linens ‘n Things, General Nutrition Centers, AMC Entertainment, Ralphs Grocery Company, Dominick’s Supermarkets, Inc., Zale Corporation, Rent-A-Center, Inc. and Proffitt’s Department Stores.
Important Legal Information:
In connection with the proposed merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. Before making any voting decision, the Company’s shareholders are urged to read the proxy statement regarding the merger carefully and in its entirety because it will contain important information about the proposed merger. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Corporate Secretary, Claire’s Stores, Inc., 3 S.W. 129 Avenue, Pembroke Pines, FL 33027, telephone: 954-433 3900, or from the Company’s website, http://www.claires.com.
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2006 and the Company’s proxy statement for the Company’s 2006 Annual Meeting of Shareholders. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.
Forward-Looking Statements:
This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of Claire’s Stores, Inc. (the “Company”) concerning the proposed merger of the Company with an affiliate of Apollo Management, L.P., (the “merger”) and other future events and their potential effects on the Company. The statements, analyses, and other information contained herein relating to the proposed merger, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending for pre-teen, teen and young adult apparel and accessories; competition; general economic conditions such as inflation and increased energy costs; general and political social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; changes in laws; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase comparable store sales at recent historical rates; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final GAAP adjustments and other changes to comply with applicable laws, rules and regulations; the reactions of the Company’s customers and suppliers to the transaction; and diversion of management time on merger-related issues. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), specifically as described in the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2006. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.
Contact Information:
For Claire’s Stores, Inc.:
Marisa F. Jacobs, Esq., Vice President of Corporate Communications and Investor Relations
Phone: 212.594.3127, Fax: 212.244.4237 or Email at marisa.jacobs@claires.com
For Apollo Management, L.P.:
Steve Anreder, Anreder & Company
Phone: 212.532.3232 or Email at steven.anreder@Anreder.com